THIS AGREEMENT is made the 17 day of January 2005

Between;

(1) EUROBET UK LIMTED a company whose principal place of business is situated at Eurobet House, 10-24 Church Street West, Woking, Surrey, GU21 6HT ("Eurobet").; and

(2) ZONE4PLAY (UK) LIMITED. a company incorporated under the laws of England (Registered No. 04557980), having its registered offices at (16 Theberton Street, Islington, London, N1 0QX ("Zone4Play");

(Each, a "Party" and together, the "Parties").

WHEREAS, Zone4Play is the owner of all rights, title, and interests in and to one or more client and/or client-server software applications that have applications in the mobile wireless platform, Internet platforms and interactive digital TV platforms;

WHEREAS, Eurobet and its subsidiaries or associates will provide or procure, inter alia, a range of infrastructure and technical facilities for use in connection with the provision of interactive services;

WHEREAS, Eurobet desires to license certain software applications from Zone4play on a non-exclusive basis for distribution to its Customers (herein service); and

WHEREAS, Zone4Play desires to grant such a license to Eurobet and authorize Eurobet as a non-exclusive distributor of Zone4Play software applications; and

WHEREAS, Eurobet shall provide for the purpose hereof, customer support, and infrastructure to the service Eurobet as further discussed herein; and

NOW THEREFORE, in consideration of the foregoing premises, and mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intention to be legally bound hereby, the Parties agree as follows:

1.    Definitions.

      In this Agreement:

1.1 "Application" shall mean, subject to Clause 2.1, software applications that enable Customers to play, Products specified in Appendix A that are owned by Zone4Play or for which Zone4Play otherwise holds sufficient rights to grant the licenses set forth herein.

1.2   "Customers" shall mean the customer as defined in Appendix A;

1.3 "Eurobet Services" shall mean customer support, infrastructure services to be provided by or procured by Eurobet in connection with the use which is made by the Customers of the Applications;

1.4 "Effective Date" shall mean the date on which this Agreement is signed by all of the Parties;

1.5 "Intellectual Property Rights" shall means all patents, database rights, inventions, rights in designs, copyright, trade marks, service marks, trade names, domain names, and all other intellectual property rights and other rights and forms of protection of a similar nature or effect which may subsist, anywhere in the world for the full term of such rights and any extensions or renewals thereof subsisting prior to, at or after the Effective Date (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights as registered rights, anywhere in the world);

1.6   "Operator" shall mean the Eurobet Mobile Service

1.7 "Products" shall mean the product defined in Appendix A or as amended or added to from time to time;

1.8 "Eurobet Trademarks" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by Eurobet or Coral Racing Limited or such other company within the Coral Eurobet Group, and all goodwill associated therewith.

1.9 "Zone4Play Trademarks" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by Zone4Play, and all goodwill associated therewith.

2.    The Parties' Obligations for Providing the Applications.

2.1 Zone4Play shall provide the Applications in accordance with a specification and a timetable (the "Timetable"), each of which shall be agreed in good faith between the Parties. Zone4Play shall customize the look and feel of the Applications exclusively for Eurobet using such of the Eurobet Trademarks and such other materials including but not limited to text translations into desired languages and any mobile games developed and supplied by Eurobet to Zone4Play (together, the "Eurobet Materials") as shall be notified by Eurobet to Zone4Play from time to time (such customization by Zone4Play being referred to in this Agreement as the "Customization Work"). Eurobet shall have a right of approval in its sole discretion over the final form of the Applications following completion of the Customization Work (and, unless the context otherwise requires, references in this Agreement to the "Applications" shall be deemed to be references to the Applications following completion of the Customization Work to Eurobet's satisfaction under this Clause).

2.2 Eurobet and Zone4Play shall cooperate and use their respective reasonable endeavors to integrate the Applications and the Eurobet Services with each other and with the technical infrastructure used by the Eurobet to provide services to their Customers, all with maximizing profits out of the engagement with the Operator and Applications provided either to Eurobet and/or to the Customer.

2.3 Eurobet shall be solely responsible for providing the Eurobet Services and for procuring the availability of the necessary testing environment.

2.4 Eurobet will supply Zone4Play with the necessary wording translations for any implementation of the service.

2.5 Eurobet will track the activity and transactions generated from the provision of the Applications to the Customers, and will report such activity to Zone4Play in accordance with Clause 6 below.

2.6 Zone4Play shall during the term of this Agreement provide the Applications in accordance with the service level agreement set out in Appendix B hereto and continue to support the Applications on such new mobile phones that may be developed during the term of this Agreement, according to understanding between the parties. Zone4Play shall make available the Applications on such new mobile phones within four weeks of the phones becoming commercially available to buy in the United Kingdom.

2.7 On termination of this Agreement Zone4Play shall either (i) allow Eurobet to continue to use the Zone4Play servers in order to allow Eurobet to send a message to each user of the Applications in order to inform the users that they shall no longer be able to place bets with Eurobet through the Applications or (ii) provide a link to Eurobet in order that Eurobet may contact the users of the Application directly without the need Eurobet to use Zone4Play servers.

3.    Grant of License for Distributing Applications.

3.1 Zone4Play hereby grants to Eurobet, during the Term, based on the nature of the Operator and Customer a nonexclusive license and the right to distribute and sub-license the applications where applicable. For the avoidance of doubt, Eurobet shall (pursuant to Clause 11) own all rights in Customisation Work and Zone4Play shall not have or be entitled to grant to any third party any rights in the Customisation Work (and Zone4Play shall only be entitled to grant rights to third parties in respect of the "generic" Applications as they stood prior to the Customisation Work having been carried out).

3.2   Eurobet   hereby  grants  to  Zone4Play,   during  the  Term,  a  limited,
      non-exclusive, non-transferable license to use the Eurobet Materials solely to the extent necessary for Zone4Play to perform its undertakings under this Agreement including the Customisation Work pursuant to Clause 2.1.

4.    Trademark License.

4.1 Zone4Play grants to Eurobet, during the Term, a worldwide, non-exclusive, royalty-free license to use the Zone4Play Trademarks in online, print or other advertising for the purposes of promoting, selling, licensing, and distributing the Applications and the Products to Operators and Customers.

4.2 Eurobet acknowledges that all right, title and interest in and to the Zone4Play Trademarks, including all goodwill related thereto, are and shall remain owned solely and exclusively by Zone4Play and that all usage of the Zone4Play Trademarks by or on behalf of Eurobet shall inure to the benefit of Zone4Play.

4.3 Eurobet agrees to comply with any and all usage guidelines provided by Zone4Play to Eurobet with respect to the Zone4Play Trademarks, and shall supply, upon Zone4Play's written request, specimens of all advertising, marketing and/or promotional materials in which a Zone4Play Trademark appears to Zone4Play for inspection and approval, which approval shall not be unreasonably withheld.

4.4 If Zone4Play has not indicated its approval or rejection of such specimens within seven (7) business days after receiving such specimens, such specimens shall be deemed approved by Zone4Play. Zone4Play agrees to provide Eurobet a copy of its current trademark usage guidelines promptly upon execution of this Agreement.

4.5 Zone4Play acknowledges that all right, title and interest in and to the Eurobet Materials (including without limitation the Eurobet Trademarks), including all goodwill related thereto, are and shall remain owned solely and exclusively by Eurobet and that all usage of the Eurobet Trademarks by or on behalf of Zone4Play shall inure to the benefit of Eurobet. Zone4Play agrees to comply with any and all usage guidelines provided by Eurobet to Zone4Play with respect to its use of the Eurobet Trademarks in the provision of the Customisation Work.

5.    [Not Used]

6.    Royalty/Revenue-Sharing Payments.

Revenues arising from the provision of the Applications shall be shared in accordance with the terms specified in Appendix A.

6.1 Within 15 working days of the end of four weekly period, Eurobet shall send Zone4Play a report detailing the Net Revenues received from the Applications during the previous four weekly period, the relevant Operator Revenue Share(s) and, the split between Eurobet and Zone4Play of the remaining Net Revenues in accordance with revenue sharing ratio decided by the Parties and defined in Appendix A.

6.2 Zone4Play shall invoice Eurobet accordingly for its share of the remaining Net Revenues and Eurobet shall pay such invoice within 15 days of its receipt of the same. Zone4Play shall have the right, at its cost, to audit Eurobet's books and accounts during the Term in relation to the Net Revenues upon reasonable notice to Eurobet but not more than once every 12 month period during the Term.

7.    Promotion, Publicity and Press Releases.

7.1 Eurobet may, refer, in Eurobet's online, print or other advertising and promotional materials, to the fact that Zone4Play's applications are accessible through Eurobet using Zone4Play Trademarks as permitted in Clause 4 above without disparaging Zone4Play, its products, services, or affiliates, but always subject to any regulatory restrictions.

7.2 No Party shall publicize the terms or the existence of this Agreement to any third party without prior written consent from the other Parties after their review and approval of the form and content of any publicity release or other press announcement. Zone4Play shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with Eurobet other than as authorized by Eurobet pursuant to this Agreement. Similarly, Eurobet shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with Zone4Play other than as authorized by Zone4Play pursuant to this Agreement. This section shall not apply to official filing of reports Zone4play is compelled to submit to the regulatory bodies as a public company.

8.    Representations and Warranties.

8.1 By Zone4Play. Zone4Play hereby represents, warrants and undertakes to Eurobet that: (i) Zone4Play has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) Zone4Play has no restrictions that would impair its ability to perform its obligations and grant all rights contemplated by this Agreement; (iii) Zone4Play has not and will not enter into any agreement that is inconsistent with its obligations hereunder; (iv) Zone4Play is the owner or has obtained and currently holds valid and sufficient rights, including rights in third party Intellectual Property Rights, to license the rights granted to Eurobet herein and that to the best of its knowledge Eurobet's use and exploitation (and any Customer's and/or Operator's use and/or exploitation) of the Applications in the manner agreed to by this Agreement shall not infringe the Intellectual Property Rights or other rights of a third party.

8.2 By Eurobet. Eurobet hereby represents, warrants and undertakes to Zone4Play that it: (i) has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) has no restrictions that would impair its ability to perform its obligations contemplated by this Agreement; and (iii) has not and will not enter into any agreement that is inconsistent with its obligations hereunder.

8.3   Disclaimer.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE FOREGOING WARRANTIES ARE THE ONLY WARRANTIES GIVEN BY EACH PARTY AND ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED BY STATUTE OR OTHERWISE, ARE SPECIFICALLY EXCLUDED BY THE PARTIES, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.    Confidentiality.

9.1 The Parties agree that during the Term there may be a need to exchange certain confidential or proprietary information. In this Agreement, "Confidential Information" shall be defined as the terms of this Agreement and any confidential, trade secret, or other proprietary information disclosed by any Party (the "Disclosing Party") to another Party (the "Receiving Party") under this Agreement. Confidential Information shall not include information that (i) is public knowledge at the time of disclosure, (ii) was known by the Receiving Party before disclosure by the Disclosing Party, or becomes public knowledge or otherwise known to the Receiving Party after such disclosure, other than by breach of the confidentiality obligations of this Agreement, or (iii) is independently developed by the Receiving Party by persons without access to Confidential Information of the Disclosing Party.

9.2 The Receiving Party shall during the Term and following expiry or termination of this Agreement limit disclosure of Confidential Information to such of its employees and agents who have a strict need to know such information in the performance of the Receiving Party's duties hereunder, and shall not disclose the Confidential Information to any third party.

9.3 The Receiving Party shall take appropriate action, by instruction, agreement, or otherwise, with any persons permitted access to the Disclosing Party's Confidential Information in accordance with Clause 9.2 so as to assure that they will hold such items in confidence. All Receiving Party personnel who receive or use the Confidential Information of the Disclosing Party shall, before receipt or use of such information, be informed of the Receiving Party's obligations under this Agreement.

9.4 The Receiving Party agrees to return to the Disclosing Party, upon expiry or termination of this Agreement, the Disclosing Party's Confidential Information and any and all copies and derivatives thereof, or to certify the destruction of same upon the request of the Disclosing Party.

9.5 The Parties agree that any breach of the confidentiality obligations of this Clause 9 may result in irreparable harm to the Disclosing Party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the Disclosing Party shall be entitled to seek equitable relief, including injunction, in the event of such breach.

10.   Term and Termination.

10.1 Term. Unless otherwise terminated in accordance with its terms, the term of this Agreement shall begin on the Launch Date ("Launch Date" means the date on which the first Zone4Play Product is made available to Customers by Eurobet as per Appendix A attached hereto) and shall continue for a period of Three (3) years, unless specified other wise in Appendix A ("Initial Term") and shall automatically renew for successive periods of one year (each such period being referred to herein as a "Renewal Term") upon expiration of the Initial Term or any Renewal Term, unless a notice of non-renewal is communicated by any Party to the others at least ninety
      (90) calendar days prior to the expiration of the Initial Term or a particular Renewal Term, as the case may be (the Initial Term and any and all Renewal Terms together being referred to herein as the "Term").

10.2 Any Party (the "first party") shall be entitled to terminate this Agreement forthwith on written notice and/or to require payment of any amounts due under this Agreement (without prejudice to its other rights and remedies) in the event that another Party:

10.2.1commits a material breach of the terms of this Agreement and, having received from the first party written notice of such breach stating the intention to terminate the Agreement if not remedied, fails to remedy the breach within thirty (30) days; or

10.2.2ceases or threatens to cease to carry on its business or shall have a liquidator, receiver or administrative receiver appointed to it or over any part of its undertaking or assets or shall pass a resolution for its winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction where the resulting entity shall assume all of the liabilities of it) or a court of competent jurisdiction shall make an administration order or liquidation order or similar order in respect of it (or any meeting is convened for the purpose of considering a resolution, or any application or petition is presented or any other step taken, for the purpose of making an administration order against it, or for the appointment of an administrator in respect of it), or shall enter into any voluntary arrangement with its creditors, or shall be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 (ignoring any requirement in that section to prove a matter to the satisfaction of the court); or suffers, or there occurs in relation to that Party, any event which in the reasonable opinion of the first party is analogous to any of the events referred to in clause 10.2.2 in any part of the world.

10.3 Insolvency Either party may by notice in writing to the other terminate this Agreement forthwith if the other is unable to pay its debts (within the meaning of the Insolvency Act 1986) or becomes insolvent or an order is made or a resolution passed for the administration, winding up or dissolution of the other party (otherwise than for the purposes of a solvent amalgamation or reconstruction) or a receiver, manager, liquidator, administrator, trustee or similar officer is appointed over all or a substantial part of the assets of the other party or the other party enters into or proposes any composition or arrangement with its creditors or anything generally analogous to the foregoing occurs in any applicable jurisdiction.

10.4 Rights and Duties upon Termination. In the event of expiration or termination of this Agreement: (i) Eurobet shall provide and transfer to Zone4Play any and all materials, files and programs stored on Eurobet's systems which belong to Zone4Play; (ii) Eurobet shall promptly remove the Applications from their systems and shall not license, sell or otherwise dispose of the Applications to any third party after such expiration or termination; (iii) Zone4Play shall provide and transfer to Eurobet any and all materials, files and programs (including without limitation the Eurobet Materials) stored on Zone4Play's systems which belong to Eurobet, including without limitation the product of the Customisation Work; and
      (iv) clause 2.7 shall survive termination until such time as Eurobet confirms to Zone4Play that all users have been contacted and made aware of the end of service

11.   Intellectual Property Rights.

      Nothing in this Agreement grants any Party an ownership or other interest in any other Party's Intellectual Property Rights. In no event are any rights, except the licenses expressly granted herein, in any real or intellectual property transferred from one Party to the other pursuant to this Agreement.

12.   Escrow of Code

      Z4P shall provide the escrow source code for each version of the Game Content to Eurobet. Eurobet agrees that it shall protect the escrowed source code with the same degree of diligence it exercises with respect to its own product and system source code. Eurobet shall not use the escrowed source code for any purpose, in any manner, unless one of the following events occurs:

      (i)   Z4P ceases to do business in the normal course;

      (ii)  Z4P makes an assignment for the benefit of its creditors

      (iii) Z4P makes an assignment in bankruptcy;

      (iv)  Z4P discontinues making support services available for the program.

13.   Relationship of the Parties.

      Each of the Parties shall act as, and shall be, independent contractors in all aspects of this Agreement. No Party will act or have authority to act as an agent for any other Party for any purpose whatsoever. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, pooling arrangement, or other formal business entity or fiduciary relationship between the Parties.

14.   Limitations of Liability.

14.1 Nothing in this Agreement shall exclude or limit liability for death or personal injury resulting from the negligence of any Party or its servants, agents or employees.

14.2 Subject to Clause 14.1, no Party shall be liable in contract, tort (including, without limitation, negligence), pre-contract or other representations (other than fraudulent misrepresentations) or otherwise arising out of or in connection with this Agreement for any special, indirect or consequential losses (including, without limitation, loss of revenues, profits, contracts, business or anticipated savings but excluding any loss of goodwill or damage to reputation) in any case, whether or not such losses were within the contemplation of the Parties at the date of this Agreement, suffered or incurred by that Party arising out of or in connection with the provisions of any matter under this Agreement.

14.3 Clause 8.3 and each provision of this Clause 13 excluding or limiting liability shall be construed separately, applying and surviving even if for any reason one or other of these provisions is held inapplicable or unenforceable in any circumstances and shall remain in force notwithstanding the expiry or termination of this Agreement.

15.   Indemnification.

15.1. Without prejudice to Clause 15.1, Zone4Play shall indemnify and hold harmless Eurobet, their affiliates and subsidiaries, their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) arising from: (i) any breach of Zone4Play's representations, undertakings and warranties contained in this Agreement; and (ii) any third party claim or action brought against an Indemnified Party alleging that an Application or infringes the Intellectual Property Rights or other rights of a third party.

15.2. Eurobet shall indemnify and hold harmless Zone4Play its affiliates, subsidiaries and their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) arising from any breach of the Indemnifying Party's representations, warranties and undertakings in this Agreement and (ii) any third party claim or action brought against an Indemnified Party alleging that an Application or any portion thereof infringes the Intellectual Property Rights or other rights of a third party.

16.   Dispute Resolution.

16.1 The Parties will attempt to settle any claim, dispute, controversy or difference arising out of, or in relation to, or in connection with this Agreement, or for breach thereof, through consultation and negotiation in good faith and spirit of mutual cooperation. If those attempts fail to achieve a settlement, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Parties within forty-five (45) calendar days after written notice by any Party demanding mediation. No Party may unreasonably withhold consent to the selection of a mediator; the costs of mediation will be shared equally between the Parties. The mediation hearing shall be conducted within thirty (30) calendar days after the selection of the mediator. The Parties may also agree to replace mediation with some other form of alternate dispute resolution ("ADR"), such as neutral fact-finding or a mini-trial. Any mediation or other ADR shall be conducted in the English language. Any dispute which cannot be resolved between the Parties through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for ADR or mediation by one of the Parties may then be submitted to the courts for resolution.

16.2 The use of any ADR procedures will not affect adversely the rights of any Party. Nothing in this Clause 15 will prevent any Party from resorting to judicial proceedings if interim relief from a court is necessary to prevent serious and irreparable injury to that Party or to others. In addition, nothing in this Clause 15 shall be construed as applying to disputes regarding the Intellectual Property Rights or trademarks of any Party (including but not limited to Confidential Information), the enforcement of the Parties' respective Intellectual Property Rights or trademarks, or the enforcement of the Parties' respective obligations under this Agreement with respect to the other Parties' Intellectual Property Rights or trademarks.

17.   No Exclusivity.

      Each Party shall carry out its commitments under this Agreement in a manner that reflects favourably upon the good name and goodwill of the other Parties. The Parties agree that the commitments under this Agreement are not exclusive and that any Party may enter into similar agreements with third parties, including any Party's competitors.

18.   Entire Agreement and Amendments.

      This Agreement and its Appendixes constitute the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings, both written and oral, regarding such subject matter. Notwithstanding the foregoing, this Agreement shall not be interpreted to supersede or replace any other written agreement between the Parties that does not relate to the subject matter hereof. In the event of a conflict between the Terms and Conditions of this Agreement and the terms and conditions of any other written Agreement between the Parties, the Parties agree to negotiate in good faith to resolve the conflict. This Agreement may be amended only by a written document signed by authorized representatives of both Parties.

20.   Assignment.

      Without prejudice to Clause 3, no Party may assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Parties.

21.   Force Majeure.

      No Party shall be held responsible or liable for any losses arising out of any delay or failure in performance of any part of this Agreement due to any cause beyond its reasonable control, including without limitation any act of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty not affecting that Party's employees, severe or adverse weather conditions, lack or shortage of electrical power or failure of performance by any third party hosting service or equipment provided or maintained by others, including general performance of the Internet itself.

22.   Severability.

      If any one or more of the provisions of this Agreement is held to be unenforceable under applicable law, (a) such unenforceability shall not affect any other provision of this Agreement; (b) this Agreement shall be construed as if said unenforceable provision had not been contained therein; and (c) the Parties shall negotiate in good faith to replace the unenforceable provision by a provision which has the effect nearest to that of the provision being replaced.

23.   Governing Law.

      The Agreement shall be governed by English law and shall be subject to the exclusive jurisdiction of the English courts.

24.   Notices.

      Except as otherwise provided for herein, all notices required or permitted to be given hereunder shall be in writing (including telegraphic communication) and shall be sent by registered airmail (return receipt requested and postage prepaid), facsimile, overnight or two-day courier or delivered-in-person and shall be addressed as follows:

If to Eurobet:

      Eurobet House,
      10-24 Church Street West,
      Woking, Surrey, GU21 6HT
      England
      Attn.: Robert Jones
      Fax: 01483 757406

If to Zone4Play:

      Zone4Play UK Ltd.
      16 Theberton St.
      Islington,
      London N1 0QX
      UK
      Attn:  _______________
      Fax Number: 972 3 537 9429

      Any Party may change its address by a notice given to the other Parties in the manner set forth above. Mailed notices sent via airmail and given as herein provided shall be considered to have been given seven (7) days after the mailing thereof, telegraphic or facsimile notices shall be considered to have been given on the day sent, overnight or two-day courier sent notices shall be considered to have been given three (3) days after sending, and delivered in person notices shall be considered to have been given on the day of delivery.

25.   Expenses.

      Each Party shall be responsible for all expenses, including attorney's fees and costs, incurred by it in relation to the making, review and negotiation of this Agreement, and to the fulfilment of its obligations as set forth in this Agreement.

26.   Construction.

      This Agreement has been negotiated by the Parties and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favour or against any Party either as scrivener or otherwise. Unless a contrary intention is clearly expressed, any reference to a Clause shall be construed to refer to all provisions of the referenced Clause. In the event that this Agreement is translated into any other language, the English language version hereof shall govern.

27.   Titles, Headings and Subheadings.

      The titles, headings and subheadings used throughout this Agreement are intended solely for convenience of reference and form no part of the Terms and Conditions of this Agreement.

28.   Counterparts.

      This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed an original, but all of which counterparts together shall constitute one and the same document.

29.   Authority and Binding Effect.

      By executing this Agreement, each Party represents and warrants that it has the full power and authority to enter into this Agreement, and that, when executed, this Agreement and its appendixes shall constitute a valid and legally binding obligation of such Party, enforceable in accordance with its terms for a minimum period of three year as the date hereof; Any modification, change or renegotiation of this agreement or its appendixes with respect to review share model, terms and conditions shall be considered a material breach and shall cause Zone4Play damages.

30.   No Waiver.

      Failure by any Party, in any one or more instances, to enforce any of its rights in connection with this Agreement, or to insist upon the strict performance of the terms of this Agreement, its Appendices or Exhibits, shall not be construed as a waiver or a relinquishment of any such rights for future breach or enforcement thereof.

31.   Third Party Rights

      Except insofar as this Agreement expressly provides that a third party may in his own right enforce a term of this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act. No Party may declare itself a trustee of the rights under this Agreement for the benefit of any third party.

IN WITNESS of which this Agreement has been executed by the Parties or their duly authorised representatives.

SIGNED by                              SIGNED by

Citron Shimon                          Mats Johnson
(print name)                           (print name)
for and on behalf of                   for and on behalf of
ZONE4PLAY (UK) LIMITED                 Eurobet UK LIMTED

/s/ Shimon Citron                      /s/ Mats Johnson
------------------------               -----------------------
Signature                              Signature

17/1/2005                              13/1/2005
------------------------               -----------------------
Date                                   Date

     Appendix A - Fixed Odds and Casino Mobile Telephone Gaming Applications

The following definitions shall apply to the terms of this Agreement with respect to Fixed Odds and Casino Mobile Telephone Gaming Applications provided by Z4P to Eurobet.

1.    Definitions:

"Fixed Odds Mobile Telephone Gaming Applications" shall mean Bingo, Virtual Horse Racing, Dice, Keno, Hi-Lo and Slots

"Customers" shall mean, subscribers and/or other end-users of Eurobet and/or Coral Fixed Odds Mobile Telephone Gaming Service;

"specification and a timetable" shall be agreed by the Parties.

2.    Royalty/Revenue-Sharing Payments.

Revenues arising from the provision of the Fixed Odds and Casino Mobile Telephone Gaming Applications and the parties engagement under this Agreement with respect such Fixed Odds and Casino Mobile Telephone Gaming Applications, shall be shared in accordance with the following terms:

Eurobet shall pay to Z4P during the Term of this Agreement the following Revenue Share according to the two stages set out in tables 1 and 2 below. The first stage Revenue Share shall apply for the first 12 months of the Service, after which point the second stage Revenue Share shall apply. The Revenue Share shall be payable by Eurobet to Z4P within 15 days of receipt of an invoice from Z4P in respect thereto.

Z4P and Eurobet shall share Profit as follows:

Table 1 - Stage 1 Revenue Share:
--------------------------------------------------------------------------------
Z4P                           [REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL
                              TREATMENT]
--------------------------------------------------------------------------------
Eurobet                       [REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL
                              TREATMENT]
--------------------------------------------------------------------------------

         Table 2 - Stage 2 Revenue Share:
--------------------------------------------------------------------------------
Z4P                           [REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL
                              TREATMENT]
--------------------------------------------------------------------------------
Eurobet                       [REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL
                              TREATMENT]
--------------------------------------------------------------------------------

For the purposes of this Agreement, "Revenue" means, Net Revenue (where Net Revenue means all monies generated from customers' use of the Service less (i) winnings; (ii) taxes; (iii) credit card fees; (iv) free bets and bonuses; (v) chargebacks; and (vi) fraudulent activity as determined by Eurobet.

Any distribution costs (either Revenue share or direct costs) associated with a third party arrangement involving the Applications will be borne solely by Eurobet and will be deducted from Eurobet share, save where Eurobet can demonstrate that a significant business opportunity will be forgone if Eurobet applies the revenue share arrangements contained in this Agreement. In such circumstances the parties shall use best endeavors to agree an alternative revenue share for such business opportunity. For the avoidance of doubt, in case a distribution agreement will be signed with 02, the first stage revenue share will apply for the term of the agreement. In case a distribution agreement will be signed with iTouch, the stages revenue share will apply for the term of the agreement.

Reporting -

Eurobet shall in accordance with clause 6.1 send Z4P a report detailing the Net Revenues received from the all Fixed Odds Mobile Telephone Gaming Applications made available to Eurobet' Customers during the previous calendar month.

                      Appendix B - Service Level Agreement

                             Service Level Agreement

1.1.  DEFINITIONS.

      In addition to the other capitalized terms defined herein, the following terms shall have the meanings provided below:

      "Critical Error" A Critical Error occurs when a Primary Functionality of a Zone4Play Product is inaccessible, unusable, inoperative or degraded or retarded to such an extent that the Player experience is materially adversely affected and there is no Work Around or the system crashes or locks up or there is data loss or corruption, or else where a Broadcaster or Sky reports any error and requests it be corrected, regardless of the magnitude of the error.

      "High Error" A High Error occurs when (i) a Primary Functionality of a Zone4Play Product is inaccessible, unusable, inoperative or degraded or retarded to such an extent that the Player experience is materially adversely affected but a reasonable Work Around exists; or (ii) a Secondary Functionality of a Zone4Play Product is inaccessible, unusable or inoperative and there is no Work Around.

      "Medium Error" A Medium Error occurs when a Secondary Functionality of a Zone4Play Product is inaccessible, unusable, inoperative or degraded or retarded to such an extent that the Player experience is materially adversely affected but a reasonable Work Around exists.

      "Low Error" A Low Error occurs when there is an issue of minimal impact to a Secondary Functionality of a Zone4Play Product and a reasonable Work Around exists.

      "Primary Functionality" means the ability of the Viewer or Player to access and use the full functionality of a Zone4Play Product and without which, the Zone4Play Product is inaccessible, unusable, inoperative or degraded or retarded to such an extent that the Player experience is materially adversely affected.

      "Secondary Functionality" means functionality which supports the Primary Functionality of a Zone4Play Product but failure of which does not result in an inability to use the Zone4Play Product.

      "Downtime" means that a Zone4Play Product is inaccessible via the Internet for one (1) minute or more, excluding (a) normal maintenance that is routinely scheduled pursuant to Section 2.2 of this Exhibit B for purposes of "updates" and "releases" to Zone4Play Products, (b) downtime caused by malfunction of Eurobet or a third party's software or equipment or by Eurobet's negligence, or misuse of Zone4Play Software and (c) downtime arising out of Force Majeure events described in the Agreement.

      "Technical Support" means all of the services described in this Service Level Agreement.

      "Work Around" means a temporary resolution that restores the service and operation of the Zone4Play Product in full accordance with the relevant specification without loss of functionality.

1.2   SERVICE LEVEL OBJECTIVES.

      1.2.1 System Availability.

      1.2.1.1 Subject to the terms and conditions of the Agreement, Zone4Play shall keep each Zone4Play Product launched by Eurobet hereunder available 99.5% of the time on a 24/7, 365-day a year basis, agreed scheduled maintenance time pursuant to paragraph 2.2 below excepted. In the event that Zone4Play fails to achieve 99.5% uptime during any four weekly period, Eurobet shall be entitled to terminate this Agreement.

      1.2.1.2 For each minute of Unscheduled Downtime (assuming the Zone4Play Product does not meet the availability requirement set out above in
            Section 2.1.1) occurring during any month, Eurobet will be entitled to a payment of credit (the "Service Credit") against amounts payable to Zone4Play under Section 2 above in such month in an amount equal to the product of (i) the Average Daily Revenue divided by 1440 and (ii) the number of minutes in such month of unscheduled Downtime. For purposes of the foregoing, "Average Daily Revenue" shall mean with respect to any month (x) the sum of revenues generated in such month by that Product, in each case less the Revenue Share payable to Zone4Play divided by (y) the number of days in the applicable month. Notwithstanding the foregoing, in no event shall the Service Credit in any month be greater than the amounts payable to Zone4Play under Section 2 above for such month. Zone4Play shall document all Unscheduled Downtime and provide such documentation to Eurobet within five (5) days, and must include a description of the Unscheduled Downtime with the time of the event, duration, and any diagnostic information substantiating the Unscheduled Downtime.

      1.2.2 Scheduled Downtime. Zone4Play shall provide at least thirty (30) days advance notice for any scheduled maintenance time. Zone4Play will schedule maintenance between the hours of 1:00 am Greenwich Mean Time and 5:00 a.m. Greenwich Mean Time. It is understood by the parties that the number of scheduled maintenances occurrences will be kept to a minimum and within generally acceptable levels and in conformity with good industry standards.

      1.2.3 Network Service Provider or Internet Outages. Zone4Play will not give Service Credit for Unscheduled Downtime resulting from network service provider outages or Internet outages resulting from failures outside the explicit control of Zone4Play. Eurobet acknowledges that Zone4Play does not and cannot control the flow of data to or from Zone4Play's network and other portions of the Internet. Such flow depends in large part on the performance of Internet services provided or controlled by third parties.

      1.2.4 Security Shut-Downs. Service Credit will not be given for any events resulting from any interruption in the provision of any Zone4Play Product due to circumstances reasonably believed by Zone4Play to be a significant threat to the normal operation of the Zone4Play Product or integrity of customer data and which are outside Zone4Play's control. In the event of such an interruption or shutdown, Zone4Play will return the affected Zone4Play Product(s) to normal operation as soon as reasonably possible. Upon request, Zone4Play will provide Eurobet with a copy of its security policies then in effect. Zone4Play will use security measures at least equal to prevailing industry standards, including, without limitation, firewall protection and maintenance of independent archival and backup copies of data.

2.    TECHNICAL SUPPORT.

      2.1 Standard Technical Support: Eurobet's designated contacts will be given the telephone number and email address for Zone4Play technical support personnel. Zone4Play shall provide telephone support to Eurobet on issues relating to Zone4Play Products between the hours of 9:30 a.m. and 5:30 p.m. Greenwich Mean Time, Monday through Friday. Zone4Play may provide on-line support to Eurobet on issues relating to the Zone4Play Service through a website. Zone4Play will also provide an emergency number providing 24-hour response for logging the support call. Eurobet can designate 3 technical personnel at any one time who will be authorized to use the 24-hour response service.

      2.2 Exclusions from Support Services. Zone4Play shall have no obligation to provide support services for any hardware used by Eurobet or for any defect or failure to the Zone4Play Products caused by the improper use of any Zone4Play Products by Eurobet or other unauthorized personnel, but will nevertheless use all reasonable endeavours to provide the same if requested by Eurobet, subject to any additional reasonable charge agreed by the parties.

3.    UPDATES.

      Zone4Play shall periodically update the Zone4Play Products at no additional cost to Eurobet, which updates shall implement bug fixes or enhancements as reasonably determined by Zone4Play in consultation with Eurobet.

4.    PRIORITY LEVELS FOR TECHNICAL SUPPORT.

      4.1 Priority Levels. Problems shall be categorized by Zone4Play and Eurobet according to the priority levels set forth in this Section
            5. In the event of a dispute between the parties Eurobet decision as to the priority level shall be final.

      4.2 Critical Errors. Zone4Play shall diagnose a Critical Error within twenty-four (24) hours of notification by Eurobet and will implement a fix or a Work Around as soon as reasonably possible and in no event more than two (2) days after initial notification by Eurobet. Unscheduled Downtime shall be categorized as a Critical Error.

      4.3 High Errors.  Zone4Play shall diagnose a High Error within forty-eight
      (48) hours of notification by Eurobet and will implement a fix or a Work Around as soon as reasonably possible and in no event more than four (4) days after initial notification by Eurobet.

      4.4 Medium  Errors.  Zone4Play  shall diagnose a Medium Error within three
      (3) business days of notification by Eurobet and will implement a fix or a Work Around as soon as reasonably possible and in no event more than six
      (6) business days after initial notification by Eurobet

      4.5 Low Errors. Zone4Play shall diagnose and will implement a fix or a Work Around as soon as reasonably possible and in no event more than twenty (20) business days after initial notification by Eurobet.

For these purposes "notification" shall commence upon the notification by Eurobet to Zone4Play of an error, and "days" shall mean actual, calendar days, not business/working days.